Exhibit 10.1

EXECUTION COPY

NOTICE OF COMMITMENT INCREASE REQUEST

Truist Bank

3333 Peachtree Road, 8th Floor

Atlanta, Georgia 30326

Attention: Hays Wood

Telecopy Number: (404) 836-5879

June 28, 2024

Ladies and Gentlemen:

This Commitment Increase Request (this “Commitment Increase Request”) is delivered pursuant to Section 2.08(e) of the Senior Secured Revolving Credit Agreement, dated as of February 28, 2023 (as amended by that certain First Amendment to Senior Secured Revolving Credit Agreement, dated as of July 31, 2023, and that certain Second Amendment to Senior Secured Revolving Credit Agreement, dated as of May 30, 2024, and as further amended, supplemented, amended and restated, or otherwise modified from time to time, the “Credit Agreement”), by and among Goldman Sachs Middle Market Lending Corp. II (the “Company”), the Lenders and Issuing Banks from time to time party thereto and Truist Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

Pursuant to Section 2.08(e) of the Credit Agreement, the Company hereby requests that the aggregate amount of (i) the Lenders’ Revolving Commitments be increased from $355,000,000 to $455,000,000 and (ii) the Term Loans be increased from $0 to $25,000,000 (the transactions in clauses (i) and (ii), together, the “Commitment Increase”) on June 28, 2024.

The Company intends to effectuate the Commitment Increase by (i) increasing the Multicurrency Commitment of Truist Bank from $50,000,000 to $75,000,000, (ii) increasing the Multicurrency Commitment of State Street Bank and Trust Company from $50,000,000 to $75,000,000, (iii) increasing the Multicurrency Commitment of Bank of America, N.A. from $50,000,000 to $75,000,000, (iv) increasing the Multicurrency Commitment of Morgan Stanley Bank, N.A. from $25,000,000 to $50,000,000 and (v) creating a new class of Incremental Term Commitments of $25,000,000 to be made by Sumitomo Mitsui Banking Corporation as an Incremental Term Lender and Increasing Lender.

IN WITNESS WHEREOF, the undersigned has executed this Commitment Increase Request as of the date first above written.

GOLDMAN SACHS MIDDLE MARKET LENDING CORP. II

By:	/s/ Alex Chi
Name: Alex Chi
Title: Co-Chief Executive Officer and Co-President

Notice of Commitment Increase Request (Omnibus Joinder)